  Exhibit 99.2

New Age Beverages Corporation Prices Underwritten Public Offering Of $10.5 Million Of Common Stock

DENVER, CO / ACCESSWIRE / August 22, 2018 / NEW AGE BEVERAGES CORPORATION (NASDAQ: NBEV), the Colorado-based organic and natural healthy functional beverage company intending to become the world's leading healthy beverage company, today announced the pricing of an underwritten public offering of 8,200,000 shares of its common stock at a price of $1.28 per share to fund organic growth and meet the demand of its portfolio in expanded distribution.

As part of the offering, the New Age officers, directors, and insiders purchased approximately $2.5 million of common stock in the offering on the same terms as the other investors in the offering. New Age intends to use the proceeds from this offering for purchasing inventory for newly gained distribution and for other general working capital purposes.

New Age has granted to the underwriters a 30-day option to acquire an additional 1,000,000 shares to cover overallotments in connection with the offering. After the underwriting discount and estimated offering expenses payable by the company, the company expects to receive gross proceeds of approximately $9.5 million, assuming no exercise of the overallotment option. The offering is expected to close on August 24, 2018, subject to customary closing conditions.

Roth Capital Partners is acting as the sole book-running manager for the offering. Northland Capital Markets is acting as the lead manager for the proposed offering. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member of FINRA/SIPC.

A shelf registration statement relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission (the "SEC") and was declared effective on October 16, 2017. Copies of the prospectus supplement and accompanying prospectus, when available, relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147, by contacting Northland Capital Markets, 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402, Attention: Heidi Fletcher, by calling toll free at 800-851-2920, by email at hfletcher@northlandcapitalmarkets.com or by accessing the SEC's website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About New Age Beverages Corporation (NASDAQ: NBEV)

New Age Beverages Corporation is a Colorado-based healthy functional beverage company that was created in 2016 and 2017 with the combination of Búcha Live Kombucha®, XingTea®, Coco-Libre®, and Marley®, to create a one-stop-shop solution for retailers and distributors providing healthier beverages in the disruptive growth segments of the $1 trillion-dollar non-alcoholic beverage industry. In that period, New Age has become the 56th largest beverage company, one of the largest healthy beverage companies, and the fastest growing in the world over the past two years. New Age competes Ready to Drink (RTD) Tea, RTD Coffee, Kombucha, Energy Drinks, Relaxation Drinks, Coconut Waters, Functional Waters, and Rehydration Beverages with the brands Búcha Live Kombucha, Xing, Marley, Coco-Libre, Aspen Pure, and 'nhanced. The Company's brands are sold across all 50 states within the US and in more than 50 countries internationally across all channels via direct and store door distribution systems. The company operates the websites www.newagebev.com, www.newagehealth.us, www.mybucha.com, www.xingtea.com, www.aspenpure.com, www.drinkmarley.com, www.cocolibre.com, and https://shop.newagebev.com.

New Age has exclusively partnered with the world's 5th largest water charity, WATERisLIFE, to end the world water crisis with the most innovative technologies available. Donate at WATERisLIFE.com to help us #EnditToday.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company including statements regarding New Age Beverage's expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. New Age Beverages competes in a rapidly growing and transforming industry, and other factors disclosed in the Company's filings with the Securities and Exchange Commission might affect the Company's operations. Unless required by applicable law, NBEV undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about New Age Beverages Corporation please contact:

Cody Slach, Liolios Group, Inc.
Investor Relations Counsel
Tel 949-574-3860
NBEV@Liolios.com

New Age Beverages Corporation
John Price, CFO
303-289-8655
JPrice@NewAgeBev.com

SOURCE: New Age Beverages Corporation

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